August 31, 2009

Secure America Acquisition Corporation
1005 North Glebe Road, Suite 550
Arlington, Virginia 22201
Attention of C. Thomas McMillen, Chairman and
Co-Chief Executive Officer

Ultimate Escapes Holdings, LLC
3501 W. Vine Street, Suite 225
Kissimmee, Florida 34741
Attention of James M. Tousignant, President and
Chief Executive Officer

Re: Transfer of Founder Shares

Dear Sirs:

This letter is being provided pursuant to Section 5.18 of the Contribution Agreement to be entered into by and among Secure America Acquisition Corporation, a Delaware corporation (“Secure”), Ultimate Escapes Holdings, LLC, and the Member Representative (the “Agreement”), and memorializes our agreement regarding the possible cancellation of Founder Shares (as defined below). Capitalized terms otherwise not defined herein shall have the meanings ascribed to them in the Agreement.

Each of the undersigned hereby confirm(s) that the number of shares of common stock of Secure, par value $0.0001 per share (the “Common Stock”), that were acquired by the undersigned as beneficial and/or record owner thereof prior to the initial public offering (the “IPO”) by Secure of its shares of Common Stock (the “Founder Shares”), set forth in the section entitled, “Principal Stockholders,” of the prospectus relating to Secure’s IPO is accurate as of the date of this letter.

Each of the undersigned hereby agrees that, on or prior to the Effective Time, the undersigned shall transfer to Secure, for no additional consideration, such number of Founder Shares beneficially owned and/or owned of record by such undersigned, on a pro rata basis with all other holders of Founder Shares, such that all issued and outstanding Founder Shares shall equal twenty percent (20%) (after taking into account any shares of Common Stock that are expected to be redeemed and any shares of Common Stock that are expected to be cancelled as a result of forward sales agreement or similar arrangements (including repayment of bridge loans) made by Secure in connection with obtaining the Secure Required Vote) of the issued and outstanding shares of Common Stock of Secure immediately prior to the Effective Time (collectively, the “Pro Rata Founder Share Reduction”). Under no circumstances shall the aggregate ownership of the undersigned holders of Founder Shares be reduced below the Pro Rata Founder Share Reduction.

In addition, Secure America Acquisition Holdings, LLC further agrees to the terms of the amendment to the warrant agreement, in the form attached hereto as Exhibit A, and shall execute the same when presented for execution at the closing of the transactions contemplated by the Agreement.

In the event the Agreement is terminated or abandoned pursuant to Article VII of the Agreement, the terms of this letter shall be null and void and of no further force and effect.

(Remainder of page intentionally left blank. Signature page(s) to follow.)

Sincerely,

SECURE AMERICA ACQUISITION	SECURE AMERICA ACQUISITION
HOLDINGS, LLC, beneficial owner of 2,360,000 Founder Shares and 2,075,000 Founder Warrants	HOLDINGS, LLC, record owner of 2,360,000 Founder Shares and 2,075,000 Founder Warrants, by its Managing Member, Secure America Holdings, LLC

/s/ Philip A. McNeill	/s/ C. Thomas McMillen
By: Philip A. McNeill, beneficial owner	By: C. Thomas McMillen
Chief Executive Officer
/s/ S. Kent Rockwell
By: S. Kent Rockwell, beneficial owner

/s/ Philip A. McNeill
Philip A. McNeill, record and beneficial
owner of 30,000 Founder Shares

/s/ S. Kent Rockwell
S. Kent Rockwell, record and beneficial
owner of 30,000 Founder Shares

/s/ Asa Hutchinson
Asa Hutchinson, record and beneficial owner of 50,000 Founder Shares

/s/ Mark A. Frantz
Mark A. Frantz, record and beneficial owner of 20,000 Founder Shares

/s/ Brian C. Griffin
Brian C. Griffin, record and beneficial owner of 10,000 Founder Shares

Acknowledged and agreed:

ULTIMATE ESCAPES HOLDINGS, LLC

By:	/s/ James M. Tousignant
James M. Tousignant, President and Chief Executive Officer

SECURE AMERICA ACQUISITION CORPORATION

By:	/s/ C. Thomas McMillen
C. Thomas McMillen, Co-Chief Executive Officer